SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 March 13, 2006
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                         Odyssey Marine Exploration, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


          Nevada                   1-31895                84-1018684
----------------------------   ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                  5215 West Laurel Street, Tampa, Florida  33069
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

     On March 14, 2006, Odyssey Marine Exploration, Inc. (the "Company") sold 2,500,000 shares of newly designated Series D Convertible Preferred Stock ("Series D Preferred Stock") to five funds controlled by two institutional investors at a price of $3.50 per share in cash for gross proceeds of $8.75 million. The investors include Drawbridge Global Macro Master Fund Ltd. and affiliates of GLG Partners LP. The proceeds will be used for general corporate purposes.

     The Series D Preferred Stock has no voting rights, except as required by Nevada law. Each share of Series D Preferred Stock is convertible into one share of the Company's Common Stock. However, no holder may convert any or all of the shares of Series D Preferred Stock held by such holder if and to the extent that such conversion would cause such holder to be a beneficial owner of more than nine and nine-tenths percent (9.9%) of the Common Stock, as determined under Rule 16a-1(a)(1) under the Securities Exchange Act of 1934, as amended. Holders of the Series D Preferred Stock have the right to participate in any dividends declared by the Company on the Company's Common Stock on an as-if-converted basis.

     In connection with this offering, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated under the Securities Act. All of the investors are "Accredited Investors" as such term is defined in Rule 501 of Regulation D. The investors were given access to complete information concerning the Company. The investors have represented that they have acquired the shares for investment purposes. Restrictive legends were placed on the certificates issued to the investors.

     The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock into which the shares of Series Preferred Stock may be converted for resale under the Securities Act by the investors at the request of the investors, and use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On March 13, 2006, the Company filed a Certificate of Designation with the Secretary of State of Nevada relating to the Series D Preferred Stock. A copy of the Certificate of Designation of Series D Convertible Preferred Stock is attached as Exhibit 3.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

 The exhibit identified below is filed as part of this report:

     Exhibit 3.1 Certificate of Designation of Series D Convertible Preferred Stock









                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: March 16, 2006              By: /s/ Michael J. Holmes
                                       Michael J. Holmes, Chief Financial
                                       Officer